INVESTMENT ADVISORY CONTRACT

PIMCO Variable Insurance Trust
840 Newport Center Drive
Newport Beach, California  92660

May 5, 2000



Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California  92660

Dear Sirs:

	This will confirm the agreement between the undersigned (the "Trust") and Pacific Investment Management Company LLC (the
"Adviser") as follows:

	1.	The Trust is an open-end investment company which
currently has 13 separate investment portfolios, all of which are subject to this agreement: the Money Market Portfolio; the Short-Term Bond
Portfolio; the Low Duration Bond Portfolio; the Real Return Bond
Portfolio; the Total Return Bond Portfolio; the Total Return Bond
Portfolio II; the High Yield Bond Portfolio; the Long-Term U.S.
Government Bond Portfolio; the Global Bond Portfolio; the Foreign
Bond Portfolio; the Emerging Markets Bond Portfolio; the Strategic
Balanced Portfolio; and the StocksPLUS Growth and Income Portfolio
(the "Portfolios"). Additional investment portfolios may be established in the future. This Contract shall pertain to the Portfolios and to such additional investment portfolios as shall be designated in supplements to this Contract, as further agreed between the Trust and the Adviser. The Trust engages in the business of investing and reinvesting the assets of each Portfolio in the manner and in accordance with the investment objective and restrictions applicable to that Portfolio as specified in the currently effective Prospectus (the "Prospectus") for the Trust included in the registration statement, as amended from time to time (the
"Registration Statement"), filed by the Trust under the Investment
Company Act of 1940 (the "1940 Act") and the Securities Act of 1933
(the "1933 Act"). Copies of the documents referred to in the preceding sentence have been furnished to the Adviser. Any amendments to those documents shall be furnished to the Adviser promptly. Pursuant to a Distribution Contract, as amended (the "Distribution Contract"), between the Trust and PIMCO Funds Distributors LLC (the "Distributor"), the
Trust has employed the Distributor to serve as principal underwriter for the shares of beneficial interest of the Trust. Pursuant to an Admini-stration Agreement ("Administration Agreement") between the Trust and the Adviser, the Trust has also retained the Adviser to provide the Trust with administrative and other services.

	2.	The Trust hereby appoints the Adviser to provide the
investment advisory services specified in this Contract and the Adviser hereby accepts such appointment.

	3. 	(a)	The Adviser shall, at its expense, (i) employ or
associate with itself such persons as it believes appropriate to assist it in performing its obligations under this contract and (ii) provide all services, equipment and facilities necessary to perform its obligations under this Contract. The Adviser may from time to time seek research assistance and rely on investment management resources available to it through its affiliated companies, but in no case shall such reliance relieve the Adviser of any of its obligations hereunder, nor shall the Trust be responsible for any additional fees or expenses hereunder as a result.

		(b)	The Trust shall be responsible for all of its
expenses and liabilities, including compensation of its Trustees who are not affiliated with the Adviser, the Distributor or any of their affiliates; taxes and governmental fees; interest charges; fees and expenses of the Trust's independent accountants and legal counsel; trade association membership dues; fees and expenses of any custodian (including maintenance of books and accounts and calculation of the net asset value of shares of the Trust), transfer agent, registrar and dividend disbursing agent of the Trust; expenses of issuing, selling, redeeming, registering and qualifying for sale shares of beneficial interest in the Trust; expenses of preparing and printing share certificates, prospectuses and reports to shareholders or other appropriate recipients, notices, proxy statements and reports to regulatory agencies; the cost of office supplies, including stationery; travel expenses of all officers, Trustees and employees; insurance premiums; brokerage and other expenses of executing portfolio transactions; expenses of shareholders' or variable insurance contract holders' meetings; organizational expenses; and extraordinary expenses. Notwithstanding the foregoing, the Trust may enter into a separate agreement, which shall be controlling over this contract, as amended, pursuant to which some or all of the foregoing expenses of this Section
3(b) shall be the responsibility of the other party or parties to that agreement.

	4.	(a)	The Adviser shall provide to the Trust investment
guidance and policy direction in connection with the management of the Portfolios, including oral and written research, analysis, advice, and statistical and economic data and information.

		Consistent with the investment objectives, policies and restrictions applicable to the Trust and the Portfolios, the Adviser will determine the securities and other assets to be purchased or sold by each Portfolio and will determine what portion of each Portfolio shall be invested in securities or other assets, and what portion, if any, should be held uninvested.

		The Trust will have the benefit of the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to investment advisory clients of the Adviser. It is understood that the Adviser will not use any inside information pertinent to investment decisions undertaken in connection with this Contract that may be in its possession or in the possession of any of its affiliates, nor will the Adviser seek to obtain any such information.

		(b)	The Adviser also shall provide to the officers of the
Trust administrative assistance in connection with the operation of the Trust and the Portfolios, which shall include (i) compliance with all reasonable requests of the Trust for information, including information required in connection with the Trust's filings with the Securities and Exchange Commission and state securities commissions, and (ii) such other services as the Adviser shall from time to time determine to be necessary or useful to the administration of the Trust and the Portfolios.

		(c)	As manager of the assets of the Portfolios, the
Adviser shall make investments for the account of the Portfolios in accordance with the Adviser's best judgment and within the investment objectives, policies, and restrictions set forth in the Prospectus, the 1940 Act and the provisions of the Internal Revenue Code relating to regulated investment companies that serve as underlying investment media of variable insurance contracts, subject to policy decisions adopted by the Trust's Board of Trustees.

		(d)	The Adviser shall furnish to the Trust's Board of
Trustees periodic reports on the investment performance of the Trust and the Portfolios and on the performance of its obligations under this Contract and shall supply such additional reports and information as the Trust's officers or Board of Trustees shall reasonably request.

		(e)	On occasions when the Adviser deems the
purchase or sale of a security to be in the best interest of a Portfolio as well as other of its clients, the Adviser, to the extent permitted by applicable law, may aggregate the securities to be so sold or purchased in order to obtain the best execution of the order or lower brokerage commissions, if any. The Adviser may also on occasion purchase or sell a particular security for one or more clients in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other customers.

		(f)	The Adviser may cause a Portfolio to pay a broker
that provides brokerage and research services to the Adviser a commission for effecting a securities transaction in excess of the amount another broker might have charged. Such higher commissions may not be paid unless the Adviser determines in good faith that the amount paid is reasonable in relation to the services received in terms of the particular transaction or the Adviser's overall responsibilities to the Trust and any other of the Adviser's clients.

	5.	(a)	The Adviser shall immediately notify the Trust in
the event (1) that the Securities and Exchange Commission has censured the Adviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (2) upon having a reasonable basis for believing that any Portfolio has ceased to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, or (3) upon having a reasonable basis for believing that any Portfolio has ceased to comply with the diversification provisions of Section 817(h) of the Internal
Revenue Code or the Regulations thereunder. The Adviser further agrees to notify the Trust immediately of any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the Registration Statement or Prospectus for the Trust, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue.

		(b)	The Adviser shall be responsible for making
inquiries and for reasonably ensuring that any employee of the Adviser, any person or firm that the Adviser has employed or with which it has associated, or any employee has not, to the best of the Adviser's knowledge, in any material connection with the handling of Trust assets:
(i) been convicted, in the last ten (10) years, of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, or involving violations of Sections 1341, 1342, or 1343 of Title 18, United States
Code; or (ii) been found by any state regulatory authority, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of any state insurance law involving fraud, deceit or knowing misrepresentation; or (iii) been found by any federal or state regulatory authorities, within the last ten (10) years, to have violated or to have acknowledged violation of any provisions of federal or state securities laws involving fraud, deceit or knowing misrepresentation.

	6.	The Adviser shall give the Trust the benefit of the
Adviser's best judgment and efforts in rendering services under this Contract. As an inducement to the Adviser's undertaking to render these services, the Trust agrees that the Adviser shall not be liable under this Contract for any mistake in judgment or in any other event whatsoever, provided that nothing in this Contract shall be deemed to protect or purport to protect the Adviser against any liability to the Trust or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties under this Contract or by reason of the Adviser's reckless disregard of its obligations and duties hereunder.

	7.	In consideration of the services to be rendered by the
Adviser under this Contract, each Portfolio shall pay the Adviser a monthly fee on the first business day of each month, based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Portfolio during the preceding month, at the following annual rates: Money Market Portfolio: 0.15%; Strategic Balanced Portfolio and StocksPLUS Growth and Income Portfolio: 0.40%; Emerging Markets
Bond Portfolio: 0.45%; Short-Term Bond Portfolio, Low Duration Bond Portfolio, Real Return Bond Portfolio, Total Return Bond Portfolio, Total Return Bond Portfolio II, High Yield Bond Portfolio, Long-Term U.S. Government Bond Portfolio, Global Bond Portfolio, and Foreign Bond
Portfolio: 0.25%.

		If the fees payable to the Adviser pursuant to this paragraph 7 begin to accrue before the end of any month or if this Contract terminates before the end of any month, the fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion which the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating the monthly fees, the value of the net assets of each Portfolio shall be computed in the manner specified in the Prospectus for the computation of net asset value. For purposes of this Contract, a "business day" is any day the New York Stock Exchange is open for trading or as otherwise provided in the Trust's prospectus.

	8.	If the aggregate expenses of every character incurred by,
or allocated to, the Trust in any fiscal year, other than interest, taxes, brokerage commissions and other portfolio transaction expenses, other expenditures which are capitalized in accordance with generally accepted accounting principles and any extraordinary expense (including, without limitation, litigation and indemnification expense), but including the fees payable under this Contract ("includable expenses"), shall exceed any expense limitations applicable to the Trust, the Adviser shall pay the Trust an amount equal to that excess. With respect to portions of a fiscal year in which this Contract shall be in effect, the foregoing limitations shall be prorated according to the proportion which that portion of the fiscal year bears to the full fiscal year. At the end of each month of the Trust's fiscal year, the Adviser will review the includable expenses accrued during that fiscal year to the end of the period and shall estimate the contemplated includable expenses for the balance of that fiscal year. If, as a result of that review and estimation, it appears likely that the includable expenses will exceed the limitations referred to in this paragraph 8 for a fiscal year with respect to the Trust, the monthly fees relating to the Trust payable to the Adviser under this Contract and under the Administration Agreement for such month shall be reduced, subject to a later reimbursement to reflect actual expenses, by an amount equal to a pro rata portion (prorated on the basis of the remaining months of the fiscal year, including the month just ended) of the amount by which the includable expenses for the fiscal year (less an amount equal to the aggregate of actual reductions made pursuant to this provision with respect to prior months of the fiscal year) are expected to exceed the limitations provided in this paragraph 8.
For purposes of the foregoing, the value of the net assets of each Portfolio of the Trust shall be computed in the manner specified in paragraph 7, and any payments required to be made by the Adviser shall be made once a year promptly after the end of the Trust's fiscal year.

	9.	The Trust and the Adviser acknowledge that the Trust will
offer its shares so that it may serve as an investment vehicle for variable annuity contracts and variable life insurance policies issued by insurance companies, as well as to qualified pension and retirement plans and other appropriate investors. Shares of the Portfolios may be offered only to separate accounts and general accounts of insurance companies that are approved in writing by the Adviser. The Adviser shall be under no obligation to investigate insurance companies to which the Trust offers or proposes to offer its shares.

	10.	(a)	This Contract shall become effective with respect
to the Portfolios on May 5, 2000 (and, with respect to any amendment, or with respect to any additional portfolio, the date of the amendment or supplement hereto) and shall continue in effect with respect to a Portfolio for a period of more than two years from that date (or, with respect to any additional portfolio, the date of the supplement) only so long as the continuance is specifically approved at least annually (i) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio or by the Trust's Board of Trustees and (ii) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust's trustees who are not parties to this Contract or "interested persons" (as defined in the 1940 Act) of any such party.

		(b)	This Contract may be terminated with respect to a
Portfolio (or any additional portfolio) at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio or by a vote of a majority of the Trust's entire Board of Trustees on 60 days' written notice to the Adviser or by the Adviser on 60 days' written notice to the Trust. This Contract (or any Supplement hereto) shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

	11.	Except to the extent necessary to perform the Adviser's
obligations under this Contract, nothing herein shall be deemed to limit or restrict the right of the Adviser, or any affiliate of the Adviser, or any employee of the Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

	12.	The investment management services of the Adviser to the
Trust under this contract are not to be deemed exclusive as to the Adviser and the Adviser will be free to render similar services to others.

	13.	This Contract shall be construed in accordance with the
laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act.

	14.	The Trust Instrument establishing the Trust, dated October
3, 1997, provides that the name "PIMCO Variable Insurance Trust" refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

	If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

					Very truly yours,

					PIMCO VARIABLE INSURANCE TRUST



					By: /s/ Wes Burns

					Title:	 President


ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC



By Brent R. Harris
Title:	 Managing Director


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		SUPPLEMENT TO THE INVESTMENT ADVISORY CONTRACT

PIMCO Variable Insurance Trust
840 Newport Center Drive
Newport Beach, California 92660

October 1, 2007


Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California 92660

Dear Sirs:

As provided in the Investment Advisory Contract between PIMCO Variable Insurance Trust (the "Trust") and Pacific Investment Management Company LLC ("Adviser") dated May 5, 2000 (the "Contract"), the parties may amend the Contract to reflect fee reductions by the Adviser.

The Trust and the Adviser hereby agree to amend the Contract, as of the date hereof, to revise Exhibit A. Accordingly, the current Exhibit A is replaced with the new Exhibit A attached hereto.


Investment Advisory Contract
EXHIBIT A
(as of October 1, 2007)

PIMCO Variable Insurance Trust

Portfolio				      Investment
					     Advisory Fee

All Asset Portfolio				0.175%
All Asset All Authority Portfolio		0.20%
CommodityRealReturn Strategy Portfolio 		0.49%
Diversified Income Portfolio			0.45%
Emerging Markets Bond Portfolio 		0.45%
Foreign Bond Portfolio (Unhedged)		0.25%
Foreign Bond Portfolio (U.S. Dollar-Hedged)	0.25%
Global Bond Portfolio (Unhedged) 		0.25%
High Yield Portfolio				0.25%
Long-Term U.S. Government Portfolio		0.225%
Low Duration Portfolio				0.25%
Money Market Portfolio*				0.12%
Real Return Portfolio				0.25%
RealEstateRealReturn Strategy Portfolio		0.49%
Short-Term Portfolio				0.25%
Small Cap StocksPLUS TR Portfolio*		0.44%
StocksPLUS Growth and Income Portfolio*		0.25%
StocksPLUS Total Return Portfolio*		0.39%
Total Return Portfolio				0.25%
Total Return Portfolio II			0.25%

*Reflects a fee reduction effective October 1, 2007.


If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please indicate so by signing, dating and returning to the Trust the enclosed copy hereof.


					Very truly yours,

					PIMCO VARIABLE INSURANCE TRUST


					By: /s/ Ernest L. Schmider
					Title:  President
					Date:  October 1, 2007


ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC


By: /s/ Brent R. Harris
Title:  Managing Director
Date:  October 1, 2007

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